INVESTOR Presentation Exhibit 99.1

Forward-Looking Statements Certain statements in this presentation and that may be made in meetings are forward-looking statements. Forward-looking statements are based on the Company’s current plans, expectations and projections about future events and are not guarantees of future performance. These statements can be identified by the fact that they do not relate to strictly historical and current facts and by the use of the words such as “expects”, “plans”, “opportunity” and similar words and variations thereof. Although the Company believes that the expectations reflected in such forward-looking statements are based on reasonable assumptions, its results, performance and achievements could differ materially from those expressed in or by the forward-looking statements and may be affected by a variety of risks and other factors including, among others: the Company’s dependence on subsidiaries of Caesars Entertainment Corporation (“Caesars”) as tenant of all of its properties and Caesars or its subsidiaries as guarantor of the lease payments and the consequences any material adverse effect on their business could have on the Company the Company’s dependence on the gaming industry the Company’s ability to pursue its business and growth strategies may be limited by its substantial debt service requirements and by the requirement that the Company distribute 90% of its real estate investment trust (“REIT”) taxable income in order to qualify for taxation as a REIT and that the Company distribute 100% of its REIT taxable income in order to avoid current entity level U.S. Federal income taxes the impact of extensive regulation from gaming and other regulatory authorities the ability of the Company’s tenants to obtain and maintain regulatory approvals in connection with the operation of the Company’s properties the possibility that the tenants may choose not to renew their lease agreements with the Company following the initial or subsequent terms of the leases restrictions on the Company’s ability to sell its properties subject to the lease agreements the Company’s substantial amount of indebtedness and ability to service and refinance such indebtedness the Company’s historical and pro forma financial information may not be reliable indicators of its future results of operations and financial condition the Company’s inability to achieve the expected benefits from operating as a company independent of Caesars limits on the Company’s operational and financial flexibility imposed by its debt agreements the possibility the Company’s separation from Caesars Entertainment Operating Company, Inc. (“CEOC”) fails to qualify as a tax-free spin-off, which could subject the Company to significant tax liabilities Market and Industry Data This presentation contains estimates and information concerning the Company’s industry, including market position, rent growth and rent coverage of the Company’s peers, that are based on industry publications, reports and peer company public filings. This information involves a number of assumptions and limitations, and you are cautioned not to rely on or give undue weight to this information. The Company has not independently verified the accuracy or completeness of the data contained in these industry publications, reports or filings. The industry in which the Company operates is subject to a high degree of uncertainty and risk due to variety of factors, including those described in the “Risk Factors” section of the Company’s public filings with the SEC. Caesars Information The Company makes no representation as to the accuracy or completeness of the information regarding Caesars included in this presentation. The historical audited and unaudited financial statements of Caesars, as the parent and guarantor of CEOC, the Company’s significant lessee, have been filed with the SEC. Disclaimers

Non-GAAP Financial Measures This presentation includes reference to Funds From Operations (“FFO”), Adjusted Funds From Operations (“AFFO”) and Adjusted EBITDA, which are not required by, or presented in accordance with, generally accepted accounting principles in the United States (“GAAP”). These are non-GAAP financial measures and should not be construed as alternatives to net income or as an indicator of operating performance (as determined in accordance with GAAP). The Company believes FFO, AFFO and Adjusted EBITDA provide a meaningful perspective of the underlying operating performance of our business. FFO is a non-GAAP financial measure that is considered a supplemental measure for the real estate industry and a supplement to GAAP measures. Consistent with the definition used by The National Association of Real Estate Investment Trusts (“NAREIT”), the Company defines FFO as net income (or loss) (computed in accordance with GAAP) excluding gains (or losses) from sales of property plus real estate depreciation. The Company defines AFFO as FFO adjusted for direct financing lease adjustments and other depreciation (which is comprised of the depreciation related to our golf course operations). The Company defines Adjusted EBITDA as net income as adjusted for gains (or losses) from sales of property, real estate depreciation, direct financing lease adjustments, other depreciation (which is comprised of the depreciation related to our golf course operations), provision for income taxes and interest expense, net. Because not all companies calculate FFO, AFFO and Adjusted EBITDA in the same way as the Company and other companies may not perform such calculations, those measures as used by other companies may not be consistent with the way the Company calculates such measures and should not be considered as alternative measures of operating income or net income. The presentation of these measures does not replace the presentation of the Company’s financial results in accordance with GAAP. See Appendix for Reconciliation from GAAP to Non-GAAP Financial Measures. Disclaimers (CONTINUED)

VICI HAS ACCOMPLISHED MORE SINCE EMERGENCE THAN MANY REITS DO IN THEIR ENTIRE HISTORY VICI Has Created Tremendous Shareholder Value In a Short Period of Time… Refinanced Substantial Portion of Our Debt, Greatly Reducing Interest Expense -- Leverage Reduced Dramatically to 5.0x1, Bringing it In-Line with Peers …And With a Defined, In-Place Growth Plan, We are Just Beginning DEBT CAPITAL Completed $1.0bn Equity Private Placement, With Proceeds Used to Fund a Large, Accretive Acquisition -- Completed $1.4bn upsized IPO with over-allotment exercise EQUITY CAPITAL Acquired Harrah’s Las Vegas (HLV) for $1.14bn at a Cap Rate of 7.7%2 -- Received Put-Call Option on Convention Center3 and Centaur Real Estate ROFR GROWTH Represents $3.5 billion Net Debt PF for IPO, divided by $711 million ($724 million PF Adj. EBITDA for the twelve months ended December 31, 2016 adjusted for incremental estimated independent company G&A of $13mm). See Appendix to this presentation for the definition and reconciliation to the most comparable GAAP financial measure. Calculated based on $87.4 million Year 1 Rent, divided by $1,136 million Harrah’s Las Vegas acquisition price. Represents potential Caesars convention center development on land acquired from VICI as part of Harrah’s Las Vegas transaction.

1 WHO WE ARE

MISSION To be America’s most dynamic leisure & hospitality experiential Real estate company VISION We seek to be the real estate partner of choice for the leading creators & operators of place-based, scaled leisure & hospitality experiences We seek to lease properties to tenants with market-leading relationships with high value consumers of leisure & hospitality VICI is the next generation experiential real estate company

35-year master leases structured as 15-year initial term with four five-year extensions by Tenant. Corporate Rent Coverage represents Caesars corporate level guarantee of the rent obligations for all VICI owned properties except Harrah’s Las Vegas, which is guaranteed by Caesars Resort Collection (“CRC”). See Appendix to this presentation for the definition and reconciliation to the most comparable GAAP financial measure. Market values as of February 20, 2018. $724 million PF 2016 Adj. EBITDA further adjusted for incremental estimated independent company G&A of $13mm. See Appendix to this presentation for the definition and reconciliation to the most comparable GAAP financial measure. Calculated as $711 million Adjusted EBITDA ($724 million PF 2016 Adj. EBITDA further adjusted for incremental estimated independent company G&A of $13mm) divided by $189 million interest expense, net. See Appendix to this presentation for the definition and reconciliation to the most comparable GAAP financial measure. Our four key pillars of value Gaming Markets LV Reno/Tahoe AC Chicagoland Bossier City KC Tunica Council Bluffs Metropolis Gulf Coast Louisville TBU: Price update VICI Market cap, Caesars market cap Portfolio Quality and Diversity 20 Market-Leading Gaming Facilities and 4 Golf Courses Across: 9 States 11 MSAs 36.6 Million Sq. Ft. 35-Year Master Leases1 ~34 Acres of Developable Las Vegas Strip Land Tenant Operational Excellence and Strong Credit Attributes 3.6x Corporate Level Rent Coverage from Caesars2 Caesars ~$9 Billion Market Capitalization3 Market-Leading Loyalty Program & Network Effect $520 Million Capex Requirement of Tenant Over Rolling 3-year Periods Capital Financial Flexibility to Fund Growth $7.4 Billion Market Capitalization; ~$11 Billion Enterprise Value3 $863 Million and $711 Million in 2016 Pro Forma Revenue and Adj. EBITDA as further adjusted, respectively4 3.8x Interest Coverage Ratio5 3 Call Options Properties @ 10% Cap Rate for 5 Years Attractive Dividend Yield of 5.25%3 Balance Sheet Poised for Growth Governance Institutional REIT Structure and Experienced Management Balanced Real Estate and Gaming Industry Experience with the Board and Management No REIT / Tenant Board Overlap No Tenant Ownership of REIT Separation of Chairman & CEO roles Internally Managed

Experiences Things Experiences Things Source: Evercore ISI Equity Research. Represents the comparison of 166 Companies that sell “things”, including retailers (online such as Amazon and in-store), manufacturers of consumer staples and durables as well as consumer discretionary items (such as Apple) to 138 Companies that sell “experiences”, including airlines, leisure related companies (examples include hoteliers, casino gaming, video game providers and manufacturers of recreational products such as camping equipment), media content providers, theater operators and restaurants. Returns as measured by total share price performance, excluding dividends. The Advantage of Experiential Real Estate Superior Revenue Growth Superior Returns1 Companies that sell “Experiences” have consistently outperformed companies that sell “Things” - both financially and operationally

2 Diversified Revenue Streams from Gaming, F&B, Retail and Entertainment 7 Lack of Near Term Supply Growth in Highly Desirable Las Vegas Market 6 Transparent Growth Pipeline 1 Triple Net REIT with 100% Occupancy 5 Tenant Financial Transparency & Strength 3 High Barriers to Entry Given Legislative & Regulatory Controls 8 Regional Gaming Cash Flows Show Low Volatility Through All Cycles, Including Financial Crisis 4 State & Local Incentives to Ensure Casinos Thrive Fundamental Advantages of our Experiential and Gaming Real Estate portfolio

Investment Highlights 2

Key Investment highlights Geographically Diverse Revenue Sources Supported by Well-Structured Leases Stable Cash Flows 3 Parent Guarantee From a Leading Global Operator with Industry-Leading Brands1 Leading Tenant 2 Experiential Real Estate Diversification Across Markets and MSAs Diverse, High Quality, Experiential Portfolio 1 Broad and Visible Growth Opportunities Actionable Growth Opportunities 5 Experienced and Independent Management Team and Board of Directors with No Tenant Overlap Strong Governance 6 Caesars provides a corporate level guarantee of the rent obligations for all VICI owned properties except Harrah’s Las Vegas, which is guaranteed by CRC. Disciplined Balance Sheet Management with Significant De-levering Since Emergence Balance Sheet Positioned for Growth 4

1 HIGH QUALITY REAL ESTATE ANCHORED BY ICONIC ASSETS



Harrah's Reno
Harvey's Lake Tahoe
Harrah's Lake Tahoe
Harrah's Council Bluffs
Horseshoe Council Bluffs
Harrah's Metropolis
Horseshoe Hammond
Harrah's Joliet
Bally's Atlantic City
Caesars Atlantic City
Harrah's Atlantic City
Harrah's Las Vegas
Caesars Palace Las Vegas
Harrah's Laughlin
Lake Tahoe / Reno / Stateline
Las Vegas
Laughlin
Council Bluffs
North Kansas City
Hammond / Joliet
Elizabeth
Metropolis
Paducah
Atlantic City
Tunica Resorts / Robinsonville
Bossier City
Biloxi
New Orleans
Harrah's New Orleans
Horseshoe Southern Indiana
Bluegrass Downs
Harrah's N. Kansas City
Louisiana Downs
Horseshoe Bossier City
Horseshoe Tunica
Tunica Roadhouse Hotel & Casino
Harrah's Gulf Coast

VICI

★ VICI Current Gaming Portfolio ★ VICI Call Option Properties ★ Designated ROFR Properties ★ VICI-Owned Golf Courses:
Cascata Golf Course, Boulder City, NV
Rio Secco Golf Club, Henderson, NV
Chariot Run Golf Course, Laconia, IN
Grand Bear Golf Course, Harrison County, MS

12

Broad array of premium experiential amenities VICI IS A REAL ESTATE COMPANY FOCUSED ON OWNING EXPERIENTIAL PROPERTIES IN DYNAMIC MARKETS WHERE HOSPITALITY, GAMING, ENTERTAINMENT, AND LEISURE INTERSECT Per HLV bifold Per HLV bifold Per HLV bifold Had been 113 prior to HLV Adding Ruth’s Chris Toby Keith’s I love this bar & Grill Oyster Bar Fulton St Food Hall Flavors Buffet Ben & Jerrys Starbucks Per HLV bifold Per HLV bifold Had been 39 before HLV. Adding Beer bar, Carnaval Court, Piano Bar, Numb Frozen Cocktails 1 Pool (leaving as is since was 20+ before HLV 1.3mm Square Feet Casino Space ~14,000 Rooms Hotel Rooms 120+ Restaurants Food & Beverage State-of-the-art meeting space including Caesars Palace Las Vegas’ ~300K sq. ft. ~780K Square Feet Meeting Space 50+ Outlets Retail ~1,600 Ticketed Shows Live Entertainment 43 Bars / Nightclubs 20+ Pools 4 Golf Courses Recreational Activities 1

Caesars palace: iconic asset in PRIME location on las Vegas strip Over 27,000 daily visitors Home to The Forum Shops, a 680,000 sq. ft. shopping mall and 4th largest grossing retail shopping mall per sq. ft. Located on ~86 acres of land at the heart of the Las Vegas Strip 3,974 hotel rooms across 6 towers 40,000+ sq. ft. Qua Baths & Spa, Color Salon, 8 swimming pools, fitness centers, and a business center 300,000+ sq. ft. of convention, meeting, and ballroom space 12 restaurants and 10 independent bars 81,300 sq. ft. Omnia Nightclub and the 4,300-seat Colosseum ~124,200 sq. ft. of casino space including over 1,400 slot and table gaming units 7 acres of developable land 1

2 CAESARS ENTERTAINMENT: LEADING OPERATOR AS TENANT

Caesars is the Largest Gaming and Entertainment Company in the World with #1 or #2 Market Share in Most Markets

15 Brands Across Gaming and Digital Entertainment	**>50mm** Total Rewards Members	**>65,000** Employees	**>100mm** Guest Visits Per Year
48 Casinos Across 19 states and 5 Countries	**>1.7mm** Sq.Ft. of LEED Certified Buildings	**>15,700** Conventions / Meetings Per Year	**>34,000** Hotel Rooms & Suites Worldwide
>49,000 Slot Machines Worldwide	**>4,000** Table Games Worldwide	**~8,500** Live Entertainment Shows Per Year	**30** Green Key Eco-rated Properties in North America
~1.6mm Sq.Ft. of Convention and Retail Space	**>2.8mm** Sq.Ft. of Casino Space Worldwide	**>600** Bars, Restaurants & Clubs at U.S. Properties	**#1** Theater Venue in the U.S.

Total Rewards is the Gaming Industry's First, Largest, and Most Preferred Loyalty Program

- Over 50 million members, from all 50 states and 125 countries
- Accepted at nearly 40 casinos in 23 markets
- Over 60% of members view it as their preferred loyalty program
- Allows members to earn and redeem points from gaming and hospitality spending at any Caesars property

✓ Higher trip counts

✓ Greater cross play across the network

✓ Enhanced tracking of customer behavior



VICI *Source: Caesars' Analyst Day Presentation, May 17, 2017.*

15

High lease coverage from strong, well capitalized tenant Caesars’ Enterprise EBITDAR1 $mm Caesars’ Capital Structure Leading public casino operator Right sized capital structure Reduced debt post emergence Reduced fixed charges post emergence Leverage in line with key gaming peers Caesars’ Corporate Level Rent Coverage1,2 Caesars EBITDAR / VICI Rent x Source: Caesars public filings. Caesars Enterprise Wide Adjusted EBITDAR for the years ended December 31, 2014-2016 is as disclosed in Caesars’s Form 8-K, filed on May 18, 2017 referencing the Analyst Day presentation from the same day. Caesars Enterprise Wide Adjusted EBITDAR for the last twelve months (LTM) ended September 30, 2017 calculated from the company’s quarterly earnings release filed as a Form 8K on November 1, 2017. Coverage calculation does not account for the Harrah’s Las Vegas acquisition and does not include capitalized lease obligations. See Appendix to this presentation for the definition and reconciliation to the most comparable GAAP financial measure. Caesars Enterprise Wide Adjusted EBITDAR does not give pro forma effect to the merger with Caesars Acquisition Corporation, but includes the operations of Caesars Entertainment Operating Company. Caesars provides corporate level guarantee of the rent obligations for all VICI owned properties except Harrah’s Las Vegas, which is guaranteed by CRC. 2 Caesars is a Well Capitalized Tenant… …With Strong Rent Coverage 2014 kill

Significant diversification in tenant revenue streams Gaming 48% Rooms 22% Food & Beverage 18% Other2 13% Source: Caesars 10-Q for the nine months ended September 30, 2017. Represents 9 months ended September 30, 2017 revenue by vertical for Caesars. Includes entertainment revenues, rental income, and parking revenues. 3 MSA Diversity Tenant’s Underlying Revenue Diversity 1

4 VICI BALANCE SHEET POSITIONED FOR GROWTH

Capitalization Summary

$mm	Pro Forma 3Q'17	Adj.	Pro Forma IPO[1]
Revolving Credit Facility ($400mm capacity)	$300	($300)	$0
Term Loan B Facility	2,200	(100)	2,100
Second Lien Notes	767	(268)	498
Total Non-CPLV	**3,267**	**(668)**	**2,598**
CPLV CMBS Debt	1,550		1,550
Total Debt	**4,817**	**(668)**	**4,148**
Cash	(12)	(617)	(629)
Net Debt	**$4,805**		**$3,520**
2016 Adjusted EBITDA, as further adjusted[2]	711		711
Total Leverage Ratio	**6.8x**		**5.8x**
Net Leverage Ratio	**6.8x**		**5.0x**

Disciplined Balance Sheet Management



Significant Deleveraging Since Emergence[3]
Net Leverage Ratio progression
8.4x
6.8x
5.0x
Emergence
Initial HLV Acquisition
Post-IPO
3.8x Interest Coverage Ratio[4]

1. *Includes cash proceeds from overallotment option exercise of 9.075 million shares.*
2. *$724 million 2016 PF Adj. EBITDA further adjusted for incremental estimated independent company G&A of $13 million. See Appendix to this presentation for the definition and reconciliation to the most comparable GAAP financial measure.*
3. *Net Leverage Ratio calculated as Net Debt divided by Adjusted EBITDA. Emergence Net Leverage Ratio calculated based on $5.2 billion Net Debt and $618 million Adjusted EBITDA ($631 million 2016 PF Adj. EBITDA at Formation further adjusted for incremental estimated independent company G&A of $13 million). Initial HLV Acquisition Net Leverage Ratio calculated based on $4.8 billion Net Debt and $711 million Adjusted EBITDA ($724 million 2016 PF Adj. EBITDA further adjusted for incremental estimated independent company G&A of $13 million). See Appendix to this presentation for the definition and reconciliation to the most comparable GAAP financial measure.*
4. *Calculated as $711 million Adjusted EBITDA ($724 million PF 2016 Adj. EBITDA further adjusted for incremental estimated independent company G&A of $13mm) divided by $189 million interest expense, net. See Appendix to this presentation for the definition and reconciliation to the most comparable GAAP financial measure.*

VICI

18

Clear Path of Identifiable and Actionable Growth Broad Opportunities Across Identified and Other Experiential Real Estate Assets # of VICI Properties Las Vegas Convention Center As Well as Any Caesars Real Estate Purchased Outside Clark County, NV +84% Increase in Number of Properties 1 (Acquired 12/22/17) Clear Pipeline for Growth + Other Gaming Assets + other Leisure, Hospitality, and entertainment Assets Caesars does not have a contractual obligation to sell these properties to VICI and will make an independent financial decision in any potential transaction. See page 25 for a list of potential properties. 5 Caesars Octavius Tower

5 HARRAH'S LAS VEGAS ACQUISITION DEMONSTRATES VALUE OF GROWTH PIPELINE

Property Overview

Attractive Amenities

- 2,530 rooms / suites with over 1,600 upgraded over the past 2 years (60%)
- 1,210 slots, 90 tables, 90,600 sq. ft. casino space
- Mardi Gras and carnival theme with 16 restaurants and bars
- 24,000 sq. ft. of meeting space
- Retail shopping, spa services, parking garage
- High mix of casino gaming customers with strong loyal customer base

Investment Highlights

- Tenant property capital expenditure requirements under the lease are a minimum of $171mm between 2017 and 2021
- Adds ROFR to acquire Caesars' Centaur acquisition
- Demonstrates capacity to negotiate with Caesars on an arm's length basis and is reflective of our strong relationship
- Acquired Harrah's Las Vegas for ~$450K per key[2]

Harrah's Las Vegas Acquisition

Purchase Price	$1.136bn
Year 1 Rent	$87.4mm
Implied Cap Rate[1]	7.7%
Undeveloped Land Disposition	$73.6mm / 18.4 Acres ($4mm per Acre)



Harrah's

VICI

Source: Caesars December 1, 2017 Investor Presentation.
1. *Calculated based on $87.4 million Year 1 Rent, divided by $1,136 million Harrah's Las Vegas acquisition price.*
2. *Cost per key calculated as $1.1bn purchase price / 2,530 hotel rooms.*

20

Right of first refusal assets provide Incremental built in Acquisitions pipeline On November 16, 2017 Caesars acquired Centaur Holdings for $1.7bn1 (12.1x LTM EBITDA2) Centaur owns and operates two gaming assets Caesars is expected to build a ~300K sq.ft. convention space on land acquired in HLV transaction Put-Call Agreement Put Right: If the Eastside Convention Center (ECC) is built, Caesars has a 1-year put option beginning in 2024 HLV Repurchase Right: If VICI does not purchase the ECC real estate, Caesars has the option to buy HLV for 13.0x rent Call Right: If Caesars doesn’t exercise the put option on HLV, VICI has a 1-year call option on the ECC beginning in 2027 Rent associated with the ECC will be 7.7%3 of purchase price included in HLV lease and escalate at 1% per annum4 Centaur & ECC stats from CZR 8-K filed 12/1/17. “Caesars Entertainment / Caesars Resort Collection, LLC Investor / Lender Call December 1st , 2017” Mutual ROFR on any Domestic Properties Acquired by Caesars Outside of Clark County, Nevada Centaur Real Estate Las Vegas Convention Center 5 Caesars acquisition of Centaur requires regulatory approval in order to close. Source: Caesars Investor / Lender Call Presentation from 8-K filed December 1, 2017. Implied cap rate on 13.0x purchase multiple. Rent expected to be $35.4mm subject to a 1.75x LTM combined HLV and ECC rent coverage floor. As part of the acquisition of the Harrah’s Las Vegas real estate, VICI sold undeveloped land to Caesars and acquired a ROFR on the Centaur Gaming real estate Indiana Grand is a casino and horse track with ~80K sq.ft. of gaming space located 23 miles from Indianapolis Hoosier Park is a casino and horse track with ~170K sq.ft. of gaming space located 35 miles from Indianapolis

NOI ($mm) Harrah’s Las Vegas Acquisition Compared to 2016-2017 Single-Asset Trades > $70 NOI Cap Rate (%) Source: Real Capital Analytics (RCA). Transaction was for a stake in the property; bubble represents the implied price of 100% interest. 5 Circle sizes represent relative asset value 1 1 1 1 1 1

Organic growth from three Caesars option properties http://investor.caesars.com/releasedetail.cfm?releaseid=932263 “ATLANTIC CITY, N.J., Sept. 18, 2015 /PRNewswire/ -- Caesars Entertainment Corporation officially opened on Thursday, September 17th its Waterfront Conference Center at Harrah's Resort Atlantic City. The $125.8 million center's grand opening was celebrated with a ribbon cutting, fireworks and customer event. The Harrah's Waterfront Conference Center has already booked meetings and conventions through 2019.  Harrah's Resort Atlantic City is an indirect subsidiary of Caesars Entertainment Corporation (NASDAQ: CZR). The investment in the Harrah's Waterfront Conference Center comes at a time when there is significant demand for meetings facilities in the Northeast and no clear leader to serve the business traveler's needs. The 100,000 square foot state-of-the-art facility is now the largest conference-hotel complex from Baltimore to Boston, providing an attractive new option for the $280 billion national meetings industry that has a $16 billion foothold in the Northeast.” Harrah’s Atlantic City Integrated hotel and resort located in the Marina district of Atlantic City with leading service, including high-limit gaming, major F&B, and nightlife outlets Recently invested $125.8mm in a Water Front Conference Center offering +100,000 sq. ft. of versatile meeting space Harrah’s Laughlin Integrated hotel and resort located on the banks of the Colorado River in Laughlin, NV Offering unique amenities such as a hotel beach, access to water sports, and golf courses Strategically-located, Mardi Gras-themed resort and casino operating as the only land‑based casino in Louisiana 50% of Harrah’s New Orleans business is national and competes against major gaming destinations Harrah’s New Orleans VICI HAS A 5-YEAR CALL OPTION FROM SPIN-OFF1 TO ACQUIRE THREE PROPERTIES AT A 10% CAP RATE2 WITH $130 MILLION OF TOTAL RENT AS OF JUNE 20163 Term extends until October 6, 2022. Under the Call Right Agreements, rent equates to 60% of the trailing Property EBITDAR at the time of exercise. The Purchase Price is set at 10.0x rent. Source: Caesars Entertainment Operating Company Disclosure Statement for the Debtors’ Second Amended Joint Plan of Reorganization filed in the United States Bankruptcy Court, Northern District of Illinois, Eastern Division on June 28, 2016. In conjunction with the Plan of Reorganization, the Debtors’ investment banker performed a valuation analysis. Such valuation assumed annual rent associated with the option properties of $130.0 million. These estimates were prepared by the Debtors. There can be no assurance that the Company will acquire any or all of the option properties, and the acquisition of the option properties is subject to various risks and uncertainties, including business, regulatory and others. 5 * 50% National business for HNO per John Payne

Caesars Palace Harrah’s Paris Planet Hollywood Venetian The Mirage Bellagio The Cosmopolitan Additional las vegas land provides opportunity for further growth 5 DEMONSTRATED ABILITY TO CAPITALIZE ON STRATEGIC OPPORTUNITIES & MONETIZE EXISTING ASSETS Caesars land VICI received a ROFR on Caesars’ expected East Side Convention Center VICI-owned 27 acres of land that is part of the Non-CPLV lease strategically located adjacent to the LINQ and behind Planet Hollywood VICI-owned 7 acres of Strip frontage property at Caesars Palace part of the CPLV lease and available for redevelopment The LINQ Note: Map is illustrative and may not be shown exactly to scale.

5 Note: Caesars is under no obligation to give VICI preferential treatment over competitors if multiple bids exist on any property. Harrah’s Las Vegas Caesars Palace Octavius Tower Paris Las Vegas Bally’s Las Vegas The Cromwell Flamingo Las Vegas The LINQ Hotel & Casino Planet Hollywood Resort & Casino Rio All Suites Hotel and Casino Harrah’s Philadelphia Prospect to Purchase Additional Properties Owned by Tenant Future Growth Interests Aligned with Tenant Path to Growth Should Tenant Need to Monetize Real Estate Value Caesars Owned Real Estate Value Creation Through Collaboration Tenant portfolio offers additional Acquisition and development opportunities

Multiple Avenues For growth M&A Framework: Clear Acquisition Criteria  Market Quality Asset Real Estate Quality Asset Income Quality Accretion Necessary Return Thresholds Core Portfolio Caesars Call Option Properties Caesars LV & non-LV Properties/Lands Acquisition & Development Partnerships with Caesars Casino Acquisitions w/ other Gaming Cos. International Gaming Opportunities Non-Gaming Resorts Strategic & Economic Risk Time Opportunities Growth Other Leisure & Hospitality 5

6

PROVEN AND INDEPENDENT MANAGEMENT TEAM WITH EXPERTISE IN REAL ESTATE, GAMING & HOSPITALITY



EDWARD PITONIAK
Chief Executive Officer

BIOGRAPHY

- Previously served as the Vice Chairman of Realterm and currently serves as an independent director on the Board of Ritchie Brothers
- Served as Managing Director, Acting CEO and Trustee of InnVest, Canada's largest hotel REIT. In 2015, he became InnVest's Chairman and led the company through its sale process in 2016
- Founding Director of Regal Lifestyle Communities, an assisted-living real estate owner and operator; sold to HCN/Revera in 2015
- CEO of CHIP REIT, producing 4 consecutive years of total return leadership among Canadian hotel REITS (average total return 25% for 4 years). Sold to Canadian pension fund in late 2007, doubling value of the REIT over the 4 years
- Previously served as Senior Vice President at Intrawest and began his career at Times Mirror Magazines, where he served as editor-in-chief and associate publisher for Ski Magazine
- Received a BA from Amherst College

AFFILIATIONS

REALTERM LOGISTICS
RITCHIE BROS.
INTRAWEST
SKI
CHIP REIT
InnVest



JOHN PAYNE
President and Chief Operating Officer

BIOGRAPHY

- Previously served as CEO of Caesars Entertainment Operating Company
- Has held multiple roles with Caesars during the course of his career including President of Central Markets and Partnership Development, President of Enterprise Shared Services, President of Central Division, and Atlantic City President
- Previously served as Gulf Coast Regional President of Caesars and Senior Vice President and General Manager of Harrah's New Orleans
- Received an MBA from Northwestern University and a BA in Political Science from Duke University

AFFILIATIONS

CAESARS ENTERTAINMENT
Harrah's NEW ORLEANS



DAVID KIESKE
Chief Financial Officer

BIOGRAPHY

- Previously served as Managing Director of Real Estate & Lodging Investment Banking Group at Wells Fargo Securities / Eastdil Secured with a focus on hospitality and leisure
- Previously worked in Real Estate & Lodging Investment Banking at Citigroup and Bank of America
- Served as Assistant Vice President & Corporate Controller at TriNet Corporate Realty Trust, a triple net single tenant office REIT listed on the NYSE
- Prior to this Mr. Kieske was a Senior Accountant at Deloitte & Touche as well as Novogradac & Co.
- Received an MBA from University of California Los Angeles and a BS from UC Davis

AFFILIATIONS

EASTDIL SECURED
WELLS FARGO
Deloitte.
citi
Bank of America Merrill Lynch

VICI

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Elizabeth Holland AFFILIATIONS BIOGRAPHY CEO of Abbell Associates, LLC Currently serves as an independent director of Federal Realty Investment Trust Serves the Executive Board and the Board of Trustees of International Council of Shopping Centers Craig Macnab AFFILIATIONS BIOGRAPHY Held the position of Chairman and CEO of National Retail Properties, Inc. from 2008 to April 2017 Serves as an independent director of Forest City and American Tower Corporation Previously served as director of Eclipsys Corporation from 2008 – 2014 and DDR from 2013 – 2015 Edward Pitoniak AFFILIATIONS BIOGRAPHY CEO of VICI Properties Inc. Previously served as Vice Chairman of Realterm Serves as an independent director of Ritchie Brother Auctioneers Served as Chairman of InnVest from 2015 – 2016 Michael Rumbolz AFFILIATIONS BIOGRAPHY President and CEO of Everi Holdings, Inc. Serves as an independent director of Seminole Hard Rock Entertainment, LLC. Previously served as Chairman and CEO of Cash Systems, Inc. from 2005 – 2008 James Abrahamson* AFFILIATIONS BIOGRAPHY Chairman of Interstate Hotels & Resorts Previously served as Interstate’s CEO from 2011 to March 2017 Serves as an independent director at La Quinta Holdings, Inc. and at BrightView Corporation Eugene Davis AFFILIATIONS BIOGRAPHY Founder and CEO of PIRINATE Consulting Group, LLC Serves as Chairman of the Board of Atlas Iron Limited, U.S. Concrete Inc.2 and WMIH Corporation Serves as a director of Verso Corporation and Titan Energy Previously a director at Planet Hollywood, Delta Airlines, Windstar Cruise Line, Genco Shipping and Trading, and Aliante Eric Hausler AFFILIATIONS BIOGRAPHY Previously served as CEO of Isle of Capri Casinos Previously served as ISLE’s CFO from 2014 to 2016 Served as an MD in Fixed Income Research, covering the gaming, lodging and leisure industries for Bear Stearns 6 * Denotes Chair of Board of Directors Opted out of the Maryland Unsolicited Takeover Act. Eugene I. Davis has decided not to stand for reelection at U.S. Concrete’s 2018 annual meeting. independent and Experienced board of directors No Tenant / Director Overlap 0% Parent/ Tenant Company Ownership Independent Chairman Separation of Chairman & CEO Role Annually elected board1

Key Investment highlights Geographically Diverse Revenue Sources Supported by Well-Structured Leases Stable Cash Flows 3 Parent Guarantee From a Leading Global Operator with Industry-Leading Brands1 Leading Tenant 2 Experiential Real Estate Diversification Across Markets and MSAs Diverse, High Quality, Experiential Portfolio 1 Broad and Visible Growth Opportunities Actionable Growth Opportunities 5 Experienced and Independent Management Team and Board of Directors with No Tenant Overlap Strong Governance 6 Caesars provides a corporate level guarantee of the rent obligations for all VICI owned properties except Harrah’s Las Vegas, which is guaranteed by CRC. Disciplined Balance Sheet Management with Significant De-levering Since Emergence Balance Sheet Positioned for Growth 4

3 Appendix

MASTER LEASE AGREEMENTS: TRIPLE NET STRUCTURE PROVIDES SECURITY & EARNINGS PREDICTABILITY

	Non-CPLV & Joliet (2 Leases)	Caesars Palace Las Vegas	Harrah's Las Vegas
Initial Base Rent	$465mm	$165mm	$87mm
Annual Escalator	Greater of 2% or change in CPI beginning in year 6	Greater of 2% or change in CPI beginning in year 2	Greater of 1% per year for years 2 – 5 and greater of 2% or change in CPI thereafter
Lease Years 1-7	Initial Base Rent, subject to Annual Escalator beginning 6th lease year	Initial Base Rent, subject to Annual Escalator beginning 2nd lease year	Initial Base Rent, subject to Annual Escalator beginning 2nd lease year
Rent Resets	Rent subject to Annual Escalator plus reset in year 8 of 70% Base / 30% Variable rent and in year 11 of 80% Base / 20% Variable rent. Variable rent subject to an adjustment in Annual Non-CPLV Facility Net Revenue of 19.5% and 13% in years 8 and 11, respectively	Rent subject to Annual Escalator plus reset in year 8 and 11 of 80% Base / 20% Variable rent. Variable rent subject to an adjustment in Annual CPLV Facility Net Revenue of 13% in years 8 and 11	Rent subject to Annual Escalator plus reset in year 8 and 11 of 80% Base / 20% Variable rent. Variable rent subject to an adjustment in HLV revenue indexed to 2017 of 8% in year 8 with additional resets indexed to 3 years prior
Term	15-year initial term with four 5-year renewal options		
Guarantee	Caesars will guaranty the payment and performance of all monetary obligations under the Leases		Caesars Resorts Collection will guaranty the payment and performance of all monetary obligations under the Leases
Capex Requirement	$350mm Capex spending required over rolling 3 year period at $100mm minimum per year[1]		$171mm between 2017 and 2021[4]

$727mm[2] Initial Annual Rent

Corporate Rent Coverage Ratio of Caesars at 3.6x[3]

1. *Over the three years, the $350mm minimum is allocated $84mm to CPLV, $255mm to Non-CPLV (total $339mm) and the rest to CPLV/Non-CPLV as tenant may elect.*
2. *Includes $10mm attributable to annual golf course fees.*
3. *Corporate Rent Coverage represents Caesars corporate level guarantee of the rent obligations for all VICI owned properties except Harrah's Las Vegas, which is guaranteed by CRC.*
4. *Maintenance capex at 1% of net revenue thereafter.*

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Caesars IS a leading GAMING OPERATOR “Fair Share” Analysis of Key Locations Actual vs. “Expected” Revenue1 “Fair Share” 100% (Casino captures revenue in proportion to the number of gaming units in the market) Source: Caesars Oct-2017 Analyst Day Presentation, Company filings. Note: “Fair Share” is defined as expected share of revenue based on number of units in the location; data for Iowa, Indiana/Illinois, Kansas City, New Orleans and NW Louisiana are based on gross gaming revenue; all other markets are based on net gaming revenue. Q2 2017 Weighted average by revenue. Caesars’ Weighted Average Proportion: 127%2

20 PROPERTIES LOCATED IN HIGH DENSITY POPULATION CENTERS

DIVERSIFIED PORTFOLIO OF REGIONAL GAMING ASSETS PROVIDES LOWER VOLATILITY OF REVENUES



Omaha
Des Moines
Kansas City
Chicago
Indianapolis
Sacramento
San Francisco
New York
Philadelphia
Louisville
Nashville
Memphis
Los Angeles
San Diego
Las Vegas
New Orleans
Dallas
People per Square Mile
2,000 +
500 to 2,000
~100 to 500
20 to ~100
1 to 20
0 to 1
VICI Current Properties
VICI Call Option Properties
Designated ROFR Properties
100-Mile Radius of Select High Density Population Centers
Key Source Market

VICI

Source: U.S. Census Bureau.
Note: Designated ROFR Properties and golf courses are not included in the property count.

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VICI’s strategy for executing on growth Demographic projections Economic projections Propensity to game (for gaming assets) Gaming trends / share shifting in market (for gaming assets) Market Quality Location Building construction quality & integrity Building condition Asset Real Estate Quality Revenue and income trends – stability / volatility / trend Line Revenue and income projections – stability / volatility / trend line Asset Income Quality Yield at acquisition time Projected sustained yield Spread investment realization AFFO per share growth Accretion ` Asset Real Estate Quality Accretion Acquisition Criteria Market Quality Asset Income Quality Acquisition Criteria Key Acquisition Guidelines

TAX REFORM ENHANCES TAX ADVANTAGES OF REIT STRUCTURE[1]

REITs Maintain Tax Advantage Status

- Law change effectively provides a maximum effective tax rate of 29.6% for ordinary REIT dividends, which is lower than the new maximum 36.8% effective rate for C-Corp individual shareholders who receive dividends[2]
- REITs preserve the ability to make like-kind exchanges which were otherwise eliminated
- VICI's taxable REIT subsidiary (which operates our golf courses) corporate tax rate reduced to 21.0%

Benefits to Individual Investors

- Individual shareholders will be afforded a 20.0% deduction on ordinary dividends from all public and private REITs (including mortgage REITs)
- Ordinary REIT dividends on common and preferred shares will benefit from this tax change
- For example, the new maximum individual effective tax rate of 37.0%, coupled with the 20.0% deduction equates to a 29.6% effective tax rate on ordinary REIT dividends as compared to 39.6% under prior law

Individual Rate		Deduction on Ordinary Dividends	Effective Tax Rate[3]	Illustrative Potential Benefit[4]
Pre TCJA	Post TCJA			
39.6%	37.0%	20.0%	29.6%	10.0%
35.0%	35.0%	20.0%	28.0%	7.0%
33.0%	32.0%	20.0%	25.6%	7.4%
28.0%	24.0%	20.0%	19.2%	8.8%
25.0%	22.0%	20.0%	17.6%	7.4%
15.0%	12.0%	20.0%	9.6%	5.4%
10.0%	10.0%	20.0%	8.0%	2.0%

1. *Please check with your individual tax advisor to determine how your individual tax profile is affected.*
2. *Applies a 21.0% federal income tax at the C-Corp level and 20.0% individual level tax on the qualified dividend income from that C-Corp (not factoring in the 3.8% Medicare tax).*
3. *For simplification purposes, this chart ignores the effect of the graduated lower tier tax brackets and focuses on the marginal rates, for illustrative purposes. It also does not factor in the 3.8% Medicare tax on net investment income, which continues to apply to all dividends but is dependent on each taxpayer's specific profile, as well as any applicable state taxes.*
4. *This chart assumes the hypothetical taxpayer remains in the same relative marginal tax bracket and no other factors affect that characterization.*

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Reconciliation from GAAP to non-gaap FINANCIAL measures ($ in millions) At Formation1 - Year Ended December 31, 2016 Post-IPO - Year Ended December 31, 2016 Net Income $421 $583 Real Estate Depreciation – – FFO $421 $583 Direct Financing Lease Adjustments2 (52) (57) Amortization of debt issuance costs and original issue discount – 6 Other Depreciation3 2 2 AFFO $372 $534 Interest Expense, Net 257 189 Provision for Income Taxes 2 2 Adjusted EBITDA $631 $724 Incremental G&A4 13 13 Adjusted EBITDA less incremental G&A $618 $711 Total Debt (Including Preferred Equity5) 5,217 4,148 Cash and Cash Equivalents 56 629 Net Debt $5,161 $3,520 Net Debt to Adjusted EBITDA less incremental G&A 8.4x 5.0x Pro forma for Formation Transactions following Emergence as described in the Prospectus dated January 31, 2018 relating to the Company’s initial public offering. Represents the non-cash adjustment to recognize fixed amounts due under the Lease Agreements on an effective interest basis at a constant rate of return over the terms of the leases. Represents depreciation related to our golf course operations. Represents midpoint of $12 million to $14 million estimate of general and administrative costs on a consolidated basis, including costs of operating as an independent company, incremental to the $11 million of general and administrative expenses reflected in unaudited pro forma combined statement of operations for the year ended December 31, 2016. Includes 12 million shares of Series A Preferred Equity with an aggregate liquidation preference of $300.0 million held by certain of CEOC’s creditors and backstop investors. The following table reconciles pro forma net income to FFO, AFFO and Adjusted EBITDA, and Net Debt to Adjusted EBITDA less incremental G&A for the periods presented. For further information, see “Unaudited Pro Forma Combined Condensed Financial Information” in “Selected Historical and Pro Forma Financial Data” starting on page 62 of the Prospectus dated January 31, 2018 relating to the Company’s initial public offering.

RECONCILIATION FROM GAAP TO NON-GAAP FINANCIAL MEASURES:
CALCULATION OF HISTORICAL CORPORATE LEVEL RENT COVERAGE OF CAESARS

The following table reconciles net income/(loss) of Caesars and CEOC to Adjusted EBITDA of Caesars and CEOC, respectively, for the periods indicated. Commencing January 15, 2015, the results of CEOC, a subsidiary of Caesars, are no longer consolidated with Caesars due to CEOC's bankruptcy proceedings. As a result, in its publicly available filings with the SEC subsequent to January 15, 2015, Caesars began reporting the Adjusted EBITDA of Caesars and CEOC separately.

Caesars	Year Ended December 31,		Twelve Months Ended
($ in millions)	2015[6]	2016	September 30, 2017
Net income/(loss) attributable to Caesars	$5,920	($3,569)	($2,997)
Net income/(loss) attributable to non-controlling interests	132	822	152
Net (income)/loss from discontinued operations	(155)	(3,380)	(29)
Income tax provision/(benefit)	(119)	27	73
Deconsolidation and restructuring of CEOC and other[1]	(6,115)	5,758	2,744
Interest expense	683	599	560
Income/(loss) from operations	**$346**	**$257**	**$503**
Depreciation and amortization	374	439	460
Impairment of goodwill	–	–	–
Impairment of tangible and other intangible assets	1	–	–
Other operating costs[2]	152	89	63
Corporate expense	174	166	158
Caesars Interactive Entertainment stock-based compensation	31	189	1
EBITDA attributable to discontinued operations	–	–	–
Property EBITDA	**$1,078**	**$1,140**	**$1,185**
Corporate expense	(174)	(166)	(158)
Stock-based compensation expense[3]	62	40	30
Other items[4]	50	56	59
Caesars Adjusted EBITDA[5]	**$1,016**	**$1,070**	**$1,116**

1. *Amounts during 2016 and 2017 primarily represent Caesars' estimated costs in connection with CEOC's restructuring. Amount during 2015 primarily represents Caesars' gain recognized upon the deconsolidation of CEOC.*
2. *Amounts primarily represent pre-opening costs incurred in connection with property openings and expansion projects at existing properties and costs associated with the acquisition and development activities and reorganization activities.*
3. *Amounts represent stock-based compensation expense related to shares, stock options, and restricted stock units granted to the Caesars employees.*
4. *Amounts represent add-backs and deductions from EBITDA, permitted under certain indentures. Such add-backs and deductions include litigation awards and settlements, costs associated with the restructuring and related litigation, severance and relocation costs, sign-on and retention bonuses, permit remediation costs, and business optimization expenses.*
5. *In prior periods, as permitted under the indentures governing CEOC's existing notes and the credit agreement governing CEOC's senior secured credit facilities, Caesars presented adjustments to include 100% of the Adjusted EBITDA of Baluma Holdings. On May 18, 2017, Baluma Holdings sold its 55% share in Punta del Este Conrad in Uruguay to Enjoy S.A., giving Enjoy S.A. 100% ownership in the Punta del Este Conrad. Baluma Holdings received net proceeds from the transaction of approximately $180 million after distributions to certain minority investors. Because of the sale, Caesars' Adjusted EBITDA excludes the Adjusted EBITDA of Baluma Holdings for all periods presented.*
6. *Certain prior year amounts have been reclassified to conform to the current year's presentation. For the year ended December 31, 2015, $51.8 million of depreciation expense previously reported as corporate expense was reclassified to depreciation and amortization expense.*

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RECONCILIATION FROM GAAP TO NON-GAAP FINANCIAL MEASURES:

CALCULATION OF HISTORICAL CORPORATE LEVEL RENT COVERAGE OF CAESARS[1] (CONT'D)

CEOC *($ in millions)*	Year Ended December 31, 2015[2]	 2016	Twelve Months Ended September 30, 2017
Net income/(loss)	($2,434)	$337	$425
Loss from discontinued operations, net of income taxes	13	4	–
Income tax provision/(benefit)	(26)	14	13
Other income, including interest income	(8)	(47)	(22)
Reorganization items	2,615	223	129
Interest expense	345	260	256
Income/(loss) from operations	**$504**	**$791**	**$801**
Depreciation and amortization	347	379	363
Write-downs, reserves, and project opening costs, net of recoveries	81	9	45
Impairment of intangible assets	130	–	–
(Gain)/loss on interests in non-consolidated affiliates	(1)	(2)	(63)
Corporate expense	67	72	(105)
Acquisition and integration costs	6	1	4
Amortization of intangible assets	39	29	23
Impact of consolidating The LINQ and Octavius Tower	(14)	(14)	(14)
Property EBITDA	**$1,160**	**$1,266**	**$1,264**
Corporate expense	(67)	(72)	(105)
Stock-based compensation expense	1	–	–
Other	10	(48)	(18)
CEOC Adjusted EBITDA[3]	**$1,104**	**$1,146**	**$1,141**
Adjusted EBITDA of Caesars and CEOC	**$2,120**	**$2,216**	**$2,257**
Lease Payment – Non-CPLV	465	465	465
Lease Payment – CPLV	165	165	165
Total Rent Payments	630	630	630
Corporate-Level Rent Coverage	**3.4x**	**3.5x**	**3.6x**

1. *Corporate-Level Rent Coverage is calculated by dividing (a) Adj. EBITDA of Caesars and CEOC by (b) year one rent under the Master Leases. The $630.0 million in total rent is comprised of year one rent of $465 million under the Non-CPLV Lease plus $165 million under the CPLV Lease.*
2. *Certain prior year amounts have been reclassified to conform to the current year's presentation. For the year ended December 31, 2015, $51.8 million of depreciation expense previously reported as corporate expense was reclassified to depreciation and amortization expense.*
3. *In prior periods, as permitted under the indentures governing CEOC's existing notes and the credit agreement governing CEOC's senior secured credit facilities, CEOC presented adjustments to include 100% of the Adjusted EBITDA of Baluma Holdings. On May 18, 2017, Baluma Holdings sold its 55% share in Punta del Este Conrad in Uruguay to Enjoy S.A., giving Enjoy S.A. 100% ownership in the Punta del Este Conrad. Baluma Holdings received net proceeds from the transaction of approximately $180 million after distributions to certain minority investors. Because of the sale, CEOC's Adjusted EBITDA excludes the Adjusted EBITDA of Baluma Holdings for all periods presented.*

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